                                AMENDMENT NO. 1
                                ---------------
                                       TO
                                       --
                             DISTRIBUTION AGREEMENT
                             ----------------------

     AMENDMENT NO. 1, made this 28th day of February, 1989, between TRUST FOR CREDIT UNIONS, a Massachusetts business trust (the "Fund"), and CALLAHAN FINANCIAL SERVICES, INC., a Delaware corporation (the "Distributor"), to Distribution Agreement, dated May 10, 1988, between the Fund and the Distributor (the "Distribution Agreement").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Fund and the Distributor have entered into a Distribution Agreement and such parties desire to amend such Agreement; and

     WHEREAS, paragraph 5 of the Distribution Agreement provides such Agreement may be amended subject to the fulfillment of certain conditions and such conditions have been fulfilled.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Paragraph 1 of the Distribution Agreement is amended such that the word "exclusive" is deleted from the first sentence of such Section. A new last sentence of paragraph 1 shall read as follows:
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     "The Distributor hereby acknowledges that the Fund and Goldman, Sachs & Co.
     shall enter into a Distribution Agreement substantially identical to this Agreement."

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


                                         TRUST FOR CREDIT UNIONS
Attest:

/s/ Betsy J. Hoffman                     By: /s/ E.J. Whitman
-----------------------                     -------------------------
Secretary

                                         CALLAHAN FINANCIAL
                                         SERVICES, INC.
Attest:

John T. Roycroft                         By: Charles W. Filson
-----------------------                     -------------------------

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